Exhibit 10.1

                                 LEASE AGREEMENT

                                  A portion of
                                 Block 7, Lot 6
                                    Interpark
                           Parque Industrial del Norte
                               Reynosa, Tamaulipas




    THIS LEASE AGREEMENT (this "Lease") is made as of the 21st day of March, 2001, by and between MATAMOROS INDUSTRIAL PARTNERS, L.P. ("Landlord"), a Delaware limited partnership, having an address at 518 Seventeenth Street, Suite 1700, Denver Colorado 80202, and represented herein by James Brinkerhoff in his capacity as legal representative, and IEC ELECTRONICOS DE MEXICO, S. DE R.L. DE C.V. ("Tenant"), a Mexican limited liability association with variable capital, having an address at Av. Industrial Rio San Juan, Parque Industrial del Norte, Reynosa, Tamaulipas, Mexico, and represented herein by Edward Snyder in his capacity as legal representative.

                              W I T N E S S E T H:

A. Landlord, through its legal representative, hereby states, represents and warrants that:

      (a) Landlord is a limited partnership organized under the laws of the State of Delaware, United States of America.

      (b) Landlord has proper and sufficient legal title (as beneficiary of a trust holding title to the Land) and authority to grant to Tenant the temporary use and possession of the Premises.

      (c) The Premises has an authorized zoning designation compatible with light and medium non-contaminating industrial use in accordance with the city plan of the municipality of Reynosa, State of Tamaulipas, Mexico.

      (d) Landlord wishes to grant to Tenant the temporary use and possession of the Premises pursuant to the terms and conditions contained herein.

      (e) Landlord and its legal representative have the necessary authority to execute this Lease. Said authority has not been limited or revoked in any manner whatsoever.

B. Tenant, through its legal representatives, hereby states, represents and warrants that:

      (a)   Tenant is a limited liability association with variable capital.

      (b) Tenant wishes to accept from Landlord the temporary use and possession of the Premises pursuant to the terms and conditions contained herein.

      (c) Tenant and its legal representative have the necessary authority to execute this Lease. Said authority has not been limited or revoked in any manner whatsoever.

C. Both parties state that this Lease is being executed free from any and all consensual defects.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their heirs, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

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1.  DEFINITIONS.  The following terms shall have the meanings set forth below.

"Base Rent" shall mean the base rent payable by Tenant during the Term, subject to escalation as provided in Section 3B, as follows (amounts set forth below are in currency of the United States of America):

                                                       PAYMENTS
          DATES                             ANNUAL      MONTHLY      MONTHLY/PSF
     Commencement
     Date through Expiration Date        $658,560.00    $54,880         $0.49


"Building" shall mean that certain building and other improvements at the Land, having a street address of Av. Industrial Rio San Juan, Parque Industrial del Norte, Reynosa, Tamaulipas, containing approximately 112,000 square feet.

"Commencement Date" shall mean May 1, 2001.

"Common Areas" shall mean that portion of Landlord's Park indicated on Exhibit A attached hereto which is intended for the common use by Tenant and other tenants or owners in Landlord's Park for purposes of ingress and egress only.

"Expiration Date" shall mean April 30, 2006.

"Guarantor" shall mean IEC.

"Guaranty" shall mean that certain guaranty executed and delivered by Guarantor simultaneously with the execution and delivery of this Lease, which guaranty is in the form of Exhibit C attached hereto

"IEC" shall mean IEC Electronics Corp., a Delaware corporation.

"Land" shall mean that certain real property on which the Building and Parking
    Spaces are located, being a portion of Block 7, Lot 6 located in the Parque Industrial del Norte, City of Reynosa, and State of Tamaulipas, a description of which is attached hereto as Exhibit A.

"Landlord's Notice Address" shall mean 518 Seventeenth Street, Suite 1700,
    Denver, Colorado USA 80202.

"Landlord's Park" shall mean all of Block 7, Lot 6 (including the Building and
    Premises) located in the Parque Industrial del Norte, City of Reynosa, State of Tamaulipas, identified on Exhibit A.

"Laws" shall mean all applicable laws, statutes, codes, orders and regulations and with any related directive, and with all rules, orders, regulations or requirements of any board of fire underwriters or any other similar body with respect to the Premises or the use or occupancy thereof.

"Parking Spaces" shall mean approximately [one-hundred (100)] parking spaces adjacent to the Building and shown on Exhibit A, the exclusive use of which shall be Tenant's, which Parking Spaces shall comply with all Laws, including, without limitation, applicable zoning laws and requirements.

"Permitted Uses" shall mean non-contaminating manufacturing, warehouse and office uses and related non-contaminating operations to the extent same are permitted under the Licensia de Uso de Suelo, a copy of which is attached hereto as Exhibit B.

"Premises" shall mean, collectively, the Land, the Building, and any other building or improvements now or hereafter constructed on the Land.

"Rent Payment Account" shall mean Wells Fargo Bank West, 633 Seventeenth Street,
    Denver, Colorado, 80202 account no. ______. Tenant shall pay rent by means of wire or intra- or inter- bank transfer of funds directly into the Rent Payment Account.

"Tenant's Notice Address" shall mean Av.Industrial Rio San Juan, Parque
    Industrial del Norte, Reynosa, Tamaulipas, Mexico, Attn: Richard Weiss, with a copy to each of: (i) Ed Snyder, Esq., Martin, Drought & Torres, Inc.,
    200 South 10th Street, Suite 1111, McAllen, Texas 78051, (ii) IEC Electronics Corp., 1920 Industrial Park Drive, Edinburg, Texas 78539, and
    (iii) Michael Howard, Esq., Boylan, Brown, Code, Vigdor & Wilson, LLP,
    2400 Chase Square, Rochester, New York 14604.

"Tenant's Park Share" shall be fifty (50%) percent.

"Term" shall mean the period commencing on the Commencement Date and ending on the Expiration Date, being approximately five (5) years.

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2.  PREMISES AND TERM.

(A) Premises and Term. Landlord represents and warrants to Tenant that a trust of which it is sole beneficiary has free, clear, absolute, complete and unrestricted ownership of Landlord's Park, the Building and the Premises, and that Tenant shall have, in accordance with and subject to this Lease, the uninterrupted, quiet use and enjoyment of the Premises. Subject to the terms, covenants and conditions contained in this Lease, Landlord hereby grants to Tenant the temporary use and possession of the Premises and Tenant hereby accepts same for the Term. The Premises shall be used and occupied by Tenant solely for the Permitted Uses and for no other purpose without Landlord's prior written consent. If Tenant takes possession or enters into occupancy of the Premises prior to the Commencement Date, such possession or occupancy shall be pursuant to all the terms, covenants and conditions of this Lease. The Premises is demised subject to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction. Landlord has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, operation, or any other matter or thing pertaining to the Premises except as expressly set forth herein. Tenant and its agents, employees, guests and invitees shall have the non-exclusive right to use the Common Areas in common with other tenants and owners in Landlord's Park solely for the purposes of ingress and egress to and from the Premises. Tenant, its agents and employees, shall have access to any mechanical equipment and systems, and to any telecommunications equipment which, pursuant to this Lease, Tenant has elected or has the obligation to provide, maintain and keep in repair. Tenant's use of the Premises and Common Areas shall be subject to such reasonable rules and regulations as may be promulgated and modified, added to or deleted by Landlord from time to time, provided that such rules and regulations and any modifications thereof or additions thereto or deletions therefrom (i) are not inconsistent with any provision of this Lease,
(ii) shall be applicable to all tenants in Landlord's Park, and (iii) shall not be effective until a copy thereof has been delivered to Tenant. Landlord shall enforce such rules and regulations in a non-discriminatory manner against all tenants in Landlord's Park but will not be liable to Tenant for failure of any tenant or person to comply therewith. The current rules and regulations are attached hereto as Exhibit D. In addition, Tenant's use of the Premises shall be subject to the covenants, conditions and restrictions in force from time to time with respect to the Del Norte Industrial Park, of which Landlord's Park forms a part. The current Del Norte Industrial Park covenants, conditions and restrictions are attached hereto as Exhibit E.

(B) Renewal Term. Provided this Lease shall be in full force and effect and no Event of Default shall be continuing hereunder, Tenant shall have the right to extend the Term for one (1) additional, consecutive period of five (5) years (the "Extension Term"). The Extension Term shall commence on the day after the Expiration Date and shall expire on the day prior to the fifth (5th) year anniversary of such commencement unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Laws. Tenant shall exercise its option hereunder by giving Landlord written notice of such election no later than six (6) months prior to the Expiration Date, and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including, without limitation, with respect to the payment of rent (with CPI Charges payable for each Rent Year of the Extension Term).

3.  BASE RENT; CPI ESCALATION.

(A) Base Rent. Tenant shall deposit monthly installments of Base Rent, along with applicable value added tax, directly into the Rent Payment Account or at such other place designated by Landlord, monthly, in advance, on the first day of each calendar month during the Term, without notice or demand. Payment of Base Rent will be made by Tenant directly into the Rent Payment Account by wire transfer or intra- or inter- bank transfer of funds. Landlord agrees to render to Tenant monthly rental invoices that shall comply with all applicable legal and tax requirements and include a breakdown of the value added tax. Said rental invoices shall be issued on the date rent is paid and shall contain the amount of rent paid in United States Dollars, as well as the corresponding amount in Mexican Pesos, according to the exchange rate published in the Official Journal of the Federation (Diario Official de la Federacion) on such date. Landlord acknowledges that Tenant has the right to pay rent in Mexican Pesos. In the event that rent is paid in Mexican Pesos, such will be paid at the rate of exchange in effect for selling Mexican Pesos to purchase United States Dollars, according to the rate published in the Official Journal of the Federation (Diario Official de la Federacion) on the date Tenant pays Landlord such rent. If Tenant elects to pay rent in Mexican Pesos, Tenant will be obligated to pay, in addition thereto and as an administrative fee, an amount equal to five percent (5%) of any such rent payment, plus applicable value added tax. If, for whatever reason, the Commencement Date does not occur on the first day of a calendar month or if the Term does not expire or terminate on the last day of a calendar month, rent payable hereunder shall be prorated for such partial month on the basis of a thirty (30) day month. In addition to all other rights and remedies provided Landlord, all amounts payable hereunder which remain unpaid for five (5) days after their respective due dates shall bear interest from the date that the same became due and payable to and including the date of payment, whether or not demand is made therefor, at the rate of twelve percent (12%) per annum.

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(B) CPI Escalation: For purposes of this Lease, the following terms shall have the following meanings.

      "Base Index" shall mean the CPI Index for the month prior to the month in which the first anniversary of the Commencement Date occurs.

      "CPI Charges" shall mean the annual rental adjustment calculated and payable in accordance with this Section 3(B).

      "CPI Index" shall mean the Consumer Price Index presently designated as the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, U.S. City Average, "All Items" (1982-1984 equals 100). In the event that the statistics are not available or in the event that publication of the Consumer Price Index is modified or discontinued in its entirety, the adjustment provided for herein shall be made on the basis of an index chosen by Landlord as a comparable and recognized index of purchasing power of the United States consumer dollar published by the U.S. Department of Labor or other governmental agency. In the event that the CPI Index is not published for the months required for the calculation set forth in this Section, the parties shall utilize the Consumer Price Index for the month(s) nearest preceding the month(s) required for such calculation.

      "Rent Year" shall mean each twelve (12) month period during the Term commencing on the Commencement Date (or the date corresponding to the Commencement Date for Rent Years after the first Rent Year) and ending on the date which shall be one day prior to the one year anniversary of the Commencement Date (or the date corresponding to the Commencement Date for Rent Years after the first Rent Year) except that the last Rent Year shall end on the Expiration Date

In addition to the payment of Base Rent, from and after the commencement of the third Rent Year, Tenant shall pay CPI Charges, along with applicable value added tax, in monthly installments in the same manner and at the same time as payment of Base Rent. As soon as practicable after the end of the second Rent Year and each succeeding Rent Year during the Term, Landlord shall notify Tenant in writing of the amount of monthly CPI Charges due and payable by Tenant to Landlord each month (commencing with the third Rent Year) in addition to Base Rent for each month of the then current Rent Year. CPI Charges for any applicable Rent Year shall be calculated by multiplying the Base Rent by a fraction, the numerator of which shall be the CPI Index for the last month of the immediately preceding Rent Year less the Base Index, and the denominator of which shall be the Base Index. Notwithstanding anything contained herein to the contrary, in no event shall the sum of the Base Rent and CPI Charges payable in any Rent Year increase at a rate less than one and one-half (1.5%) percent or more than two and one-half (2.5%) percent over the sum of the Base Rent and CPI Charges payable in the immediately preceding Rent Year. Upon the commencement of each Rent Year following the first Rent Year, and continuing thereafter until a statement of the adjustment in CPI Charges is delivered to Tenant, Tenant shall pay to Landlord, as and when Base Rent is due, one-twelfth (1/12) of the minimum CPI Charges (plus value added tax) due for such Rent Year based on the one and one-half (1.5%) percent minimum increase over the prior Rent Year's payment of Base Rent and CPI Charges. Tenant shall continue making such monthly payments, in addition to Base Rent, until receipt of notice from Landlord of the actual CPI Charges due from Tenant for such Rent Year. If the actual CPI Charges are greater than the payments Tenant shall have then made on account of CPI Charges, Tenant shall pay, within ten (10) days after the receipt of notice thereof, the amount of any such excess. Tenant shall pay Landlord on the first day of each succeeding month of such Rent Year the adjusted amount due for such month until the commencement of the succeeding Rent Year. The failure or delay by Landlord to deliver a notice with respect to CPI Charges for any Rent Year shall not be deemed a waiver of Landlord's right to deliver such notice or to collect CPI Charges. Whenever the term "rent" is used in this Lease, such term will be deemed to include CPI Charges.

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4.  ADDITIONAL RENT; UTILITIES; NET LEASE.

(A) Taxes. Tenant covenants to reimburse Landlord for all Premises-related taxes and assessments and other similar governmental charges which are applicable during the Term and which may be assessed, levied, imposed upon, or become due or payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereto, or any personal property, any rent or income received by Tenant from permitted subtenants, or any use, possession or occupation of or activity conducted at the Premises (all of the foregoing, together with, to the extent caused by Tenant, any and all penalties and/or interest thereon, being sometimes collectively referred to herein as "Impositions"). Tenant shall pay Landlord the amount of any Imposition within ten (10) business days after receipt by Tenant of evidence of the amount thereof. Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord. Landlord represents and warrants to Tenant that the Premises is not a separate tax parcel; rather, the Premises constitutes a portion of a tax parcel which is currently Landlord's Park. Tenant shall pay Tenant's Park Share of real property taxes payable with respect to Landlord's Park. Landlord represents and warrants to Tenant that currently, real property taxes payable with respect to Landlord's Park are in the approximate amount of US $5,500.00 per annum. Any Imposition which is not timely reimbursed shall bear interest at the rate set forth in SECTION 3 from the date due until the date payment is received. In the event that Tenant shall fail to pay Impositions in a timely manner, Landlord will have the right to require Tenant to deposit one-twelfth (1/12) of the current annual Impositions, on the first day of each month, in advance, to be applied to the payment of Impositions.

(B) Utilities. Landlord represents and warrants to Tenant that electric (up to 2,000 KVA, as required by Tenant), water (via a 3/4 inch incoming water line), sewerage and telephone services (a minimum of four (4) lines) are available to the Premises. Tenant shall directly contract for all utilities of every type and nature required by it and available to it in its use of the Premises and shall pay or cause to be paid, when due, all bills therefor directly to the appropriate provider. Tenant shall pay all deposits, substation contribution fees and connection fees with respect to the delivery of utilities to the Premises. In addition to the 750 KVA currently supplied to the premises, Tenant will purchase 750 KVA of capacity. Tenant will not be obligated to pay any transmission fee for the first 300 KVA of electric capacity used by Tenant at the Premises, under this agreement. It is agreed that with respect to the first 750 KVA of electric capacity to be provided to Tenant, Tenant shall pay, within 30 days after receipt of invoice therefor, a transmission fee in the amount of $30,946.50 (based on 450 KVA of capacity at $68.77 per KVA) and a transformation fee in the amount of $41,670.00 (based on 750 KVA of capacity at $55.56 per KVA).

(C) Industrial Park Fees. Tenant shall pay, within ten (10) business days after receipt of invoice therefor (accompanied by appropriate back-up), Tenant's Park Share of any maintenance or other, similar fees or charges levied against Landlord's Park during the Term by any industrial park authority or any other association or authority levying any such charges or fees against the Premises or Landlord's Park or operations thereat. Landlord has been advised that, upon completion of all buildings that Landlord intends to construct at Landlord's Park and assuming no unusual monthly assessments, the monthly maintenance assessment for Landlord's Park will be approximately $650.00. Amounts not paid within such ten (10) business day period shall bear interest at the rate set forth in SECTION 3.

(D) Landlord Park Charges. Tenant shall pay, within ten (10) business days after receipt of invoice therefor, Tenant's Park Share of any reasonable charges for Common Area maintenance as contemplated under SECTION 7. Amounts not paid within such ten (10) business day period shall bear interest at the rate set forth in
SECTION 3.

(E) Insurance Reimbursement. Tenant shall pay, within ten (10) business days after receipt of invoice therefor (accompanied by appropriate back-up), any reasonable premiums for casualty insurance maintained by Landlord with respect to the Premises pursuant to SECTION 10A. Amounts not paid within such ten (10) business day period shall bear interest at the rate set forth in SECTION 3.

(F) Net Lease. It is the purpose and intent of Landlord and Tenant that the rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the rent specified herein in each year during the Term. To the extent applicable, value added tax will be paid by Tenant on all Landlord reimbursements required hereunder, as indicated in the applicable invoice from Landlord to Tenant.

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5.  WORK.

(A) Landlord's Work. Tenant acknowledges that Landlord is not obligated to complete or perform any improvements, alterations or other construction or preparation with respect to the Premises in connection with Tenant's occupancy thereof. Tenant acknowledges, represents and warrants that, upon commencement date, Tenant will have fully examined and inspected the Premises and will have accepted the foregoing and that the Premises will be accepted by Tenant "as is, where is, with all faults." Landlord has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, operation, or any other matter or thing pertaining to the Premises except as expressly set forth herein.

(B) Tenant's Initial Alteration; Landlord's Contribution. Tenant shall perform all work necessary to prepare the Building for Tenant's use and possession ("Tenant's Initial Alteration") as reflected on plans and specifications to be approved by Landlord in accordance with SECTION 8 of this Lease, such work to be performed in accordance with the terms of this Lease. Landlord shall reimburse Tenant for the cost of Tenant's Initial Alteration, as approved by Landlord and performed by Tenant, to the extent of the lesser of (i) US$200,000.00 and (ii) the actual cost to Tenant for Tenant's Initial Alteration as depicted on the approved plans therefor ("Landlord's Contribution"). Provided this Lease is then in full force and effect and no Event of Default is continuing hereunder, Landlord shall pay Landlord's Contribution to Tenant within thirty (30) days after satisfactory completion of Tenant's Initial Alteration and submission by Tenant of (a) "as-built" drawings showing Tenant's Initial Alteration, (b) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices (or such other proof of payment as Landlord shall reasonably require) showing payment thereof, (c) a written statement from Tenant's architect or engineer that the work described on any such invoices has been completed in accordance with the approved plans therefor, (d) final releases executed by the general contractor and all major subcontractors employed by Tenant in connection with Tenant's Initial Alteration, (e) a copy of all licenses, certificates, permits and other government authorizations necessary in connection with Tenant's Initial Alteration and (f) proof reasonably satisfactory to Landlord that Tenant has complied with all of the conditions set forth in this SECTION 5(B) and has satisfactorily completed Tenant's Initial Alteration, which may include, at Landlord's option, a certificate from Landlord's architect after inspection of Tenant's Initial Alteration.

6. PARKING; SECURITY. Tenant shall have the exclusive use of the Parking Spaces. Landlord shall not be liable for any damage to, or any theft of, vehicles, or contents thereof, within the parking area. Landlord represents and warrants that the Parking Spaces are sufficient in all respects to satisfy all Laws, including, without limitation, zoning laws and building codes. All security or security measures with respect to the Premises shall be Tenant's responsibility.

7.  REPAIRS AND MAINTENANCE.

 (A) Landlord's Obligations. Landlord, at its expense, shall maintain and repair the foundations, structure and roof of the Building in good repair, order and condition and in accordance with all Laws provided that Tenant shall reimburse Landlord for the reasonable cost of any repairs or maintenance performed by Landlord to the extent caused by the negligence or criminal or willful misconduct of Tenant or its agents, employees, contractors, invitees and licensees. All repairs, maintenance and replacements to be made or performed by Landlord shall be performed in a good and workmanlike manner in accordance with Laws and the provisions of this Lease and shall be as close to the same quality and design as the original work or item as commercially practicable. Landlord, at its expense (subject to reimbursement as provided under SECTION 4D), will maintain the Common Areas and other areas in Landlord's Park that are not subject to maintenance by a specific tenant, in good repair and condition and in accordance with all Laws. Landlord shall use reasonable efforts to minimize interference with Tenant's conduct of business in connection with Landlord's performance of any work described in this SECTION 7. Tenant agrees to notify Landlord promptly of any defective condition known to Tenant that Landlord is obligated to repair. Except as provided herein, Landlord shall not be obligated to provide any maintenance, repairs or services to Tenant or the Premises.

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(B) Tenant's Obligations. Except for Landlord's obligations set forth above,
Tenant, at its sole cost and expense, shall keep, repair and maintain the Premises and all fixtures and equipment therein, including, without limitation, all plumbing, heating, air-conditioning, electrical, gas, water, sewerage and similar systems, fixtures and equipment as well as the interior structure of the Premises (including interior walls, ceiling and floor coverings), window glass, loading docks, exterior steps, doors and signs of Tenant on the outside of the Building, as well as the Premises outside of the Building (including, without limitation, any landscaping located thereat and the Parking Spaces) in good repair, order and condition and in accordance with all Laws. Tenant shall keep the Premises clean and in good order and shall arrange and pay for all garbage and refuse removal. All repairs, maintenance and replacements to be made or performed by Tenant shall be performed in a good and workmanlike manner in accordance with Laws and the provisions of this Lease and shall be as close to the same quality and design as the original work or item as commercially practicable.

(C) Notwithstanding anything to the contrary contained herein, each party shall be obligated to repair damage to the Premises to the extent caused by the negligence of such party and to the extent that such damage is not covered by insurance proceeds available for such purpose. If it is not possible to determine the cause of damage, the applicable provisions of the Civil Code of the State of Tamaulipas shall apply.

8.   ALTERATIONS; SIGNS.

(A) Alterations. Except as set forth in Section 27 of this Lease, Tenant shall not make any alterations, additions or improvements (collectively, along with Tenant's Initial Alteration, "Alterations") to the Premises without Landlord's prior written consent (Tenant's Initial Alteration specifically being subject to Landlord's consent), except that no consent shall be required for one or more minor (that is, costing less than $10,000 US) modifications to the interior of the Building, provided any such modification is non-structural and does not affect the Building's mechanical or electrical systems or services. Landlord agrees not to unreasonably condition, delay or withhold its consent to any Alterations for which its consent is required and which are nonstructural and do not affect the Building's mechanical or electrical systems or services and which, in Landlord's reasonable judgment, do not materially reduce the value or utility of the Building. Tenant shall provide to Landlord for its reasonable approval plans and specifications with respect to any Alteration (including, without limitation, engineering and mechanical plans and specifications) as well as any modifications to any such plans and specifications that have been previously approved by Landlord. All Alterations performed by Tenant at the Premises (whether or not subject to Landlord's consent) shall be performed at Tenant's expense (except as contemplated in SECTION 5(B) above) in a good and workmanlike manner and of a quality and standard equivalent to the standards for construction set by Landlord, from time to time, for the Building and by a contractor or contractors (including major subcontractors) licensed by applicable authorities and reasonably approved by Landlord, and such Alterations shall be performed in accordance with such approved plans and specifications and Laws. Tenant shall give Landlord fifteen (15) days prior notice before commencing any Alterations which require Landlord's consent. Tenant shall be responsible for any alterations, additions or improvements required by Laws to be made by Landlord to or in the Building as a result of Tenant's proposed Alterations. Upon the Expiration Date or sooner termination of the Term, any Alterations, except movable furniture and trade fixtures (including, without limitation, Telecommunications Equipment (as hereinafter defined), telephone switching hardware, computer equipment and air compressors), shall become Landlord's property and shall be surrendered with the Premises, unless, prior to the installation thereof, Landlord directs Tenant to remove such Alterations, whereupon Tenant shall remove same at its expense and restore the Premises to the condition existing prior to such Alterations, normal wear and tear excepted. Notwithstanding the foregoing, in the event Tenant desires to remove any Alteration which is not furniture or trade fixtures or any of the other items set forth above, Tenant shall so provide in its request to Landlord to perform such Alteration (or, if consent is not required with respect to such Alteration, Tenant shall separately so notify Landlord) and upon approval by Landlord, or notice to Landlord, as the case may be, such Alterations shall remain Tenant's property upon the expiration or earlier termination of this Lease. Tenant shall keep the Premises free from claims arising out of any work performed on Tenant's behalf (other than work performed by Landlord or its agents) and shall not affect any interest of Landlord in the Premises.

(B) Signage. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably conditioned, delayed or withheld and which will be given or denied within ten (10) days after request, install any exterior signage at the Premises. In the event that Landlord fails to give or deny its consent within such 10 day period, Landlord shall be deemed to have given its consent. Tenant shall also be required to obtain any required approvals from the del Norte industrial park authorities, with Landlord agreeing to cooperate, at Tenant's cost, in connection with any such approvals Landlord will permit Tenant to make any required applications with governmental authorities for Landlord-approved signage in Landlord's name and to obtain permits from governmental agencies for the construction and maintenance of any such signage. The installation of any approved signage shall be performed in a good and workmanlike manner in accordance with all Laws. All signs and placards must comply with all Laws. Tenant shall pay all costs of fabrication, installation and maintenance of all permitted signs or placards. Prior to vacating the Premises, Tenant shall, at its expense, promptly remove its sign(s) and placards and restore the surface beneath such signs or placards damaged or discolored by such removal. Landlord agrees that any signage of Tenant approved hereunder will not be obstructed or interfered with by Landlord or by approved signage of any other tenant of the Building or Landlord's Park.

9.   ASSIGNMENT AND SUBLETTING

(A) Tenant shall not (i) assign or otherwise transfer this Lease; (ii) permit the Premises or any part thereof to be used by anyone other than Tenant; (iii) sublet the Premises or any portion thereof; or (iv) mortgage or otherwise encumber this Lease or Tenant's interest in the Premises, in each instance without obtaining Landlord's prior written consent. For the purposes of this
SECTION 9, the transfer or issuance of stock or other interests in Tenant ultimately resulting in a change of control in Tenant shall be an assignment of this Lease. For the purposes hereof, "control" shall mean ownership of at least fifty-one percent (51%) of the voting stock of a corporation or at least fifty-one percent (51%) of the legal and equitable interest in any other business entities. The provisions of this SECTION 9 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that Tenant's successor has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this Lease and Landlord shall have received satisfactory proof of such net worth at least ten (10) days prior to the effective date of such transaction.

(B) Tenant shall not be released from its obligations hereunder as a result of any permitted subletting or, to the extent permitted by Laws, assignment except as expressly provided herein.

(C) Notwithstanding any provision of this SECTION 9 to the contrary, Landlord acknowledges and agrees that at any time: (i) Tenant shall have the right, upon thirty (30) days' prior notice to Landlord, to terminate this Lease and be released, along with Guarantor, from all further obligations and liabilities hereunder and under the Guaranty, provided Tenant pays to Landlord an amount equal to all amounts then owed by Tenant to Landlord plus all rent which Tenant would have paid hereunder for the then remainder of the Term (which rent shall include Base Rent and CPI Charges as well as all other amounts to be reimbursed to Landlord or otherwise paid by Tenant hereunder, with items not then susceptible of certain calculation being calculated based on the amount Tenant is then paying hereunder) discounted to present value at a rate equal to the per annum rate of interest announced from time to time by Chase Bank as its commercial prime rate prime minus two and one-half (2 1/2%) percent, such amount being payable upon the date the Lease terminates, (ii) Tenant may assign this Lease or sublet the Premises, and be released of its obligations and liabilities hereunder, to any entity which controls, is controlled by, or is under common control with Guarantor (each, a "related entity") for the Permitted Uses provided that (a) an Event of Default shall not at that time be present under this Lease, (b) at least twenty (20) days prior to such assignment or subletting, Tenant furnishes Landlord with the name of such related entity, together with Tenant's written certification that such entity is a related entity, and (c) the Guaranty remains in full force and effect after any such assignment or subletting, and (iii) Tenant may propose for Landlord's approval, not to be unreasonably withheld or delayed or conditioned, an assignee of the Lease or sublessee of the Premises provided the Guaranty remains in full force and effect, upon which assignment or sublease Tenant shall be released from all further obligations and liabilities hereunder, and (iv) Tenant may propose for Landlord's approval, which approval Landlord may grant, withhold or condition in its sole and absolute discretion, an assignee of the Lease, upon which approved assignment (a) Tenant will be released from all further obligations and liabilities hereunder and (b) the Guaranty will terminate.

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10. INSURANCE.

(A) Landlord shall maintain throughout the Term, at its expense but subject to reimbursement as hereinafter provided, fire and extended coverage insurance covering the Building against loss or damage by fire, flood, windstorm, hail, earthquake, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism, malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all-risk" endorsements in an amount equal to the full replacement value of the Building and containing the waiver of subrogation required in this SECTION 10. All such insurance shall be placed with reputable companies licensed to do business in accordance with applicable law. Tenant shall be obligated to pay the premiums with respect to such insurance in accordance with SECTION 4.

(B) Tenant shall maintain throughout the Term, at its expense, the following insurance (i) fire and extended coverage insurance covering Tenant's fixtures, equipment and other personal property against loss or damage by fire, flood, windstorm, hail, earthquake, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism, malicious mischief and such other risks as are from time to time covered under "all-risk" endorsements, (ii) commercial general liability insurance on an occurrence basis providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists) containing a broad form contractual liability endorsement insuring Tenant's obligations under SECTION 12(A) hereof with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for all occurrences within any policy year and naming Landlord as an additional insured, and (iii) such other insurance as Landlord may reasonably require, it being agreed that in no event will Landlord require business interruption insurance. Tenant shall deliver original certificates of all such policies prior to the Commencement Date and each anniversary date thereafter, which shall provide that no cancellation or non-renewal of such policies shall be effective without thirty (30) days prior written notice from the insurer to Landlord. Tenant shall not do any act or thing in the Premises or store anything therein except as now or hereafter permitted by any fire department, board of fire underwriters, or insurance rating organization having jurisdiction or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the existing rate of, or adversely affect, or cause a cancellation of, any insurance policies covering the Premises.

(C) Each party shall obtain a waiver of subrogation or consent to a waiver of right of recovery against the other party, and each hereby agrees that it will not make any claim against or seek to recover from the other party for any loss or damage covered by its fire and extended coverage insurance.

11. EMINENT DOMAIN AND CASUALTY.

(A) Eminent Domain. If all or substantially all of the Premises is taken by a public authority pursuant to the exercise of the power of eminent domain, this Lease and the Guaranty shall terminate on the date on which the condemning authority takes possession of the Premises ("Date of Taking"). If part of the Premises will be taken such that, in Landlord's reasonable opinion (based on the determination of an architect or engineer named by Landlord and reasonably approved by Tenant within thirty (30) days after notice of such eminent domain), the Premises cannot be restored to an economically viable and tenantable condition, Landlord may terminate this Lease as of the Date of Taking upon thirty (30) days prior written notice to Tenant at which time the Guaranty shall also terminate. If Landlord does not terminate this Lease and the condemnation will render twenty (20%) percent or more of the Building untenantable, Tenant may terminate this Lease effective on the Date of Taking by written notice given no later than thirty (30) days after the determination of the architect or engineer at which time the Guaranty shall also terminate. Upon a partial taking which does not result in a termination of this Lease: (i) rent shall be adjusted to reflect the reduced amount of rentable area in the Building; and (ii) Landlord shall restore the Building and Premises to a tenantable unit and Tenant shall be entitled to an abatement of rent until the Building and Premises are made tenantable. Landlord shall not be obligated to replace or restore any improvements or alterations to the Premises made by or on behalf of Tenant, or any of Tenant's leasehold improvements, personal property, furniture, fixtures or equipment. Upon any taking, Landlord shall be entitled to any resulting damages, awards or any interest therein, and Tenant shall have no claim for the value of any unexpired term of the Lease or otherwise. Notwithstanding the foregoing, Tenant may independently claim for the value of its furniture, fixtures and equipment as well as its moving expenses.

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(B) Casualty. If more than 20% of the Building is rendered untenantable by fire or other casualty and Landlord reasonably determines (based on the determination of an architect or engineer named by Landlord and reasonably approved by Tenant) that the damage cannot be repaired within one hundred eighty (180) days after Landlord is notified of the casualty, then either Landlord or Tenant may, within thirty (30) days after such determination (which shall be provided to Tenant), give the other notice of termination of this Lease, and the Term and Guaranty shall expire thirty (30) days after such notice is given, with rent being apportioned and as of the date of Lease termination. If either Landlord or Tenant have not elected to terminate as herein provided, Landlord shall repair the Building and Premises to the same condition as existed as of the Commencement Date, reasonable wear and tear excepted with reasonable dispatch and in compliance with all Laws at the time of such repair. During any period Tenant is not able to occupy the Premises on account of any repair or restoration, Tenant will have no obligation to pay rent or other amounts due hereunder. Tenant shall give Landlord prompt written notice of any damage to the Building by fire or other casualty. Landlord's obligations to restore are strictly limited to the replacement of the Building and Common Areas. Landlord shall not be obligated to restore any Alterations, personal property, furniture, fixtures or equipment. In the event Landlord fails to perform its restoration obligations by the date which shall be 30 days after the time estimate provided by the architect's or engineer's determination noted above, Tenant shall have the right, but not the obligation, to terminate this Lease and the Guaranty upon ten (10) days' prior notice without any further obligation to Landlord.


12. INDEMNIFICATION AND COMPLIANCE WITH LAWS.

(A) Tenant shall defend, indemnify and hold Landlord and its officers, directors, employees, attorneys and agents harmless from and against any and all demands, causes of action, judgments, costs, expenses, losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person (a) occurring in the Premises at any time during the Term on account of the acts or omissions of Tenant or its officers, directors, employees, attorneys, agents, guests and invitees; (b) arising out of or in any way related to claims for labor performed or materials furnished to Tenant (other than labor performed or materials furnished by Landlord unless due to the acts or omissions of Tenant) or the performance of any work done by or for the account of Tenant (other than work furnished by Landlord unless due to the acts or omissions of Tenant), whether or not Tenant obtained Landlord's permission to have such work done, labor performed or materials furnished; or (c) arising out of or in any way related to any breach of a covenant or condition in this Lease to be performed by Tenant. The provisions of this Subsection shall survive the expiration or sooner termination of this Lease.

(B) Landlord shall defend, indemnify and hold Tenant and its officers, directors, employees and agents harmless from and against any and all demands, causes of action, judgments, costs, expenses, losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person (a) occurring in the Premises at any time during the Term on account of the acts or omissions of Landlord or its officers, directors, employees, attorneys, agents, guests and invitees, (b) arising out of or in any way related to claims for labor performed or materials provided by Landlord under this Lease during the Term; or (c) arising out of or in any way related to any breach of a covenant or condition in this Lease to be performed by Landlord. The provisions of this Subsection shall survive the expiration or sooner termination of this Lease.

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(C) Tenant, at its expense, shall comply with all Laws applicable to its obligations and responsibilities hereunder, including, without limitation, any Laws relating to any material that is prohibited, limited or regulated as a toxic or hazardous substance, health or environmental hazard or pollutant under any Law ("Hazardous Materials"). Neither Tenant nor its officers, directors, employees or agents shall use, generate, store, treat, transport, dispose of or release any Hazardous Materials at the Premises other than non-material and non-reportable quantities of Hazardous Materials used in connection with the Permitted Uses and only if properly and legally used and stored and disposed of at Tenant's cost. Landlord has previously provided to Tenant a copy of the Phase I environmental survey prepared by McLean Environmental Services and dated June 4, 1998 which Landlord has caused to be prepared with respect to Landlord's Park. Landlord represents and warrants to Tenant that Landlord has no knowledge of any non-compliance with environmental Laws at the Premises or Landlord's Park except as may be set forth in such Phase I environmental survey.

(D) Landlord, at its expense, shall comply with all Laws applicable with respect to its obligations and responsibilities hereunder, including, without limitation, Laws related to Hazardous Materials. Landlord shall not nor, to the extent practicable, will Landlord permit others to use, generate, store, treat, transport, dispose of or release any Hazardous Materials at Landlord's Park other than non-material and non-reportable quantities of Hazardous Materials and only if properly and legally used and stored and disposed of at Landlord's cost

(E) Landlord and Tenant each warrant to the other that it is now complying with, and agrees, at all times during the term of this Lease or any extension hereof, to comply with those provisions of the social security or such other laws of the municipality and state within which they operate, which require them to provide social security for their workers.

13. QUIET ENJOYMENT AND SUBORDINATION.

(A) Landlord covenants and agrees that, upon Tenant's performance of all the terms, covenants and conditions hereof on Tenant's part to be performed, Tenant shall have, hold and enjoy the Premises, subject to the terms, covenants and conditions of this Lease.

(B) This Lease is subject and subordinate to any mortgage, deed of trust or deed to secure debt (each, a "Mortgage"); any easement agreements; all ground and underlying leases; and to any renewals, modifications, extensions, replacements, and substitutions of any of the foregoing, now or hereafter affecting the Premises. This provision shall be self-operative and no further instrument of subordination shall be required; provided, however, that upon request, Tenant shall execute and deliver instrument(s) in recordable form confirming this subordination. The parties acknowledge that, pursuant to the Civil Code for the State of Tamaulipas, this Lease shall survive any foreclosure of any Mortgage. In addition, the subordination of this Lease to any ground or underlying lease shall be subject to providing Tenant non-disturbance protection in standard form, reasonably satisfactory to Tenant. Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage. In such event, Tenant shall give such holder a reasonable period (not to exceed twenty (20) days) to cure such default, commencing on the last day on which Landlord could cure such default. Landlord will notify Tenant of any Mortgage.

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14. EVENTS OF DEFAULT. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Term (each, an "Event of Default") shall constitute a breach of this Lease by Tenant, and Landlord may exercise the rights set forth in SECTION 15 or as otherwise provided at law: (1) Tenant fails to pay any sum payable hereunder within five (5) days after written notice thereof from Landlord to Tenant; or
(2) Tenant fails to perform any of the other covenants, terms or conditions of this Lease to be performed by Tenant (other than any monetary default), and, unless expressly provided elsewhere in this Lease, such default shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty
(30) days, Tenant or Guarantor fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion; or (3) Tenant or Guarantor files a voluntary petition in bankruptcy or becomes insolvent within the meaning of any applicable bankruptcy code (the "Code"), or a petition is filed against Tenant or Guarantor under the Code and is not dismissed with prejudice within ninety (90) days after filing, or Tenant files any petition or answer seeking reorganization or similar relief under any bankruptcy or other applicable law, or seeks or consents to the appointment of a receiver or other custodian for any substantial part of Tenant's properties or any part of the Premises; or (4) Guarantor shall default beyond any applicable notice and/or grace period under its guaranty; or (5) the Premises shall be abandoned by Tenant for a period of twenty (20) days; or (6) a lien or claim is filed against the Premises arising out of any work performed by or on behalf of Tenant and Tenant fails to discharge such lien or remedy such claim within sixty
(60) days after the filing thereof. During any period prior to the exercise of the Purchase Option under the Shelter Agreement or a termination of the Shelter Agreement, there shall be no Event of Default hereunder unless Guarantor shall have failed, within fifteen (15) days after notice to Guarantor from Landlord that Tenant has failed to cure a breach within any applicable grace or cure period, to cure such breach (whether or not Guarantor or a related entity of Guarantor shall have assumed Tenant's obligations under the Lease). Landlord will send copies of default notices hereunder to Guarantor.

15. LANDLORD'S REMEDIES.

Upon the occurrence of an Event of Default, Landlord may pursue any remedies available to Landlord under Laws including, without limitation, the right of specific performance or payment of damages to the extent permitted by Laws. Upon the occurrence of an Event of Default, Landlord may give Tenant written notice of its election to rescind this Lease, whereupon Tenant's right to possession of the Premises shall cease on the day specified therein, and this Lease shall be terminated.

16.   LANDLORD DEFAULT.

(A) Landlord Default. In the event Landlord shall fail to perform any covenant required to be performed by Landlord under the terms and provisions of this Lease and such failure shall continue unremedied or uncorrected for a period of twenty (20) days after notice to Landlord (which notice shall be simultaneously delivered to any mortgagee of which Tenant has been given notice), or, in the case of a default which cannot with due diligence be cured within twenty (20) days, Landlord fails to commence such cure promptly within such twenty (20) day period and thereafter diligently prosecute such cure to completion, Tenant may, at Tenant's option, terminate this Lease (at which time the Guaranty will be of no further force and effect) and/or pursue any remedies available to Tenant under Laws including, without limitation, the right of specific performance or payment of damages to the extent permitted by Laws.

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(B) Tenant's Self-Help Right. In the event that Landlord fails to maintain the insurance required to be maintained by it under SECTION 10(A) or perform any of its repair obligations under SECTION 7(A) and fails to cure same during any applicable cure period under SECTION 16(A), Tenant may provide a notice to Landlord (which notice shall be simultaneously delivered to any mortgagee of which Tenant has been given notice) stating that Tenant intends to itself cure such default. If Landlord has not commenced to cure such default or made arrangements satisfactory to Tenant to cure such default within five (5) business days after such notice and thereafter does not proceed with diligence to cure such default, Tenant may obtain such insurance or cause such work to be performed, in which event Landlord will be obligated to reimburse Tenant for the reasonable cost thereof within five (5) business days after receipt of evidence of such amount. If Landlord fails to pay such amounts within such time period, Tenant shall have the right to offset such amount against Base Rent next due and payable.

17. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or other termination of the Term, then, at Landlord's option, Tenant shall be deemed to be occupying the Premises as a non-fixed term ("tacita reconduccion") tenant pursuant to Laws, at a monthly rental equal to the one and one-half (1 1/2) times the monthly rent (including, without limitation, CPI Charges) payable hereunder during the last month of the Term, along with value added tax.

18. NOTICES. All notices given hereunder shall be (i) in writing and delivered to Landlord's Notice Address or Tenant's Notice Address, as applicable, (ii) given by an internationally recognized overnight courier, and (iii) deemed to be given two days after delivery to the overnight courier (if delivery is international) or one day after delivery to the courier if delivery is within the United States, or upon receipt of confirmation with respect to facsimile delivery. Either party may designate a different notice address at any time and any Notice given hereunder shall be effective if delivered by counsel for either party in accordance with this Section.

19. BROKERS. Each party represents to the other that it has dealt with no broker in connection with the negotiation and/or execution of this Lease. Each party shall defend, indemnify and hold the other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by such party of this representation and such obligations shall survive the expiration or sooner termination of this Lease.

20. FORCE MAJEURE. As used herein, the term "Force Majeure" shall mean (i) an elimination of the Maquila Program which results in the termination of operations in Reynosa of 35% of the companies holding Maquila permits at the time of such program elimination, and (ii) acts of God, strike, riot, shortages of labor or materials, war, acts of terrorism or any other causes of any kind whatsoever which are beyond such party's reasonable control. Any event of Force Majeure which prevents a party from performing its non-monetary obligations under this Lease shall not constitute a default hereunder provided that the non-performing party perform its obligations promptly after the end of such Force Majeure event. In the event of Force Majeure arising (a) under clause (ii) above which renders the Premises unavailable for Tenant's use for a period of time in excess of six (6) months or (b) under clause (i) above for a period of time in excess of six (6) months, all rent otherwise payable hereunder will be abated during any additional period beyond the end of such six (6) month period.

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21. NO SETOFF. Except as expressly set forth herein, all agreements, covenants and activities to be performed by Tenant hereunder shall be at Tenant's expense and without any abatement of rent. Except as set forth in Sections 11 or 16(B), Tenant shall not be entitled to any setoff, offset or abatement of any rent due Landlord hereunder if Landlord fails to perform its obligations hereunder.

22. LIMITATION OF LANDLORD LIABILITY.

(A) Upon a transfer of title to or lease of the Premises, the transferor shall be relieved of all covenants and obligations of Landlord hereunder except to the extent that a notice of default shall have been previously provided to the transferor, and Tenant shall look solely to the successor in interest of the transferor as Landlord hereunder. Tenant agrees to attorn to the transferee or assignee, such attornment to be self-operative.

(B) In no event shall Landlord be liable to Tenant for any failure of other tenants in the Premises, if any, to operate their businesses, or for any loss or damage caused by the acts or omissions of any other tenants. Notwithstanding anything to the contrary contained herein, no general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease. In addition, in no event shall Tenant have recourse under this Lease against assets of Landlord (including but not limited to the Building) in an amount in excess of One Million and 00/100 Dollars US ($1,000,000.00 US).

23. ESTOPPEL CERTIFICATE. Each party shall deliver to the other, within ten (10) days after the other's written request therefor, a certificate to the party designated in such request, certifying that this Lease is unmodified and in full force and effect (or stating any modifications then in effect), that there are no defenses or offsets thereto (or stating those claimed), the dates to which rent has been paid, and including any other information reasonably requested which relates to the Lease and the party's performance hereunder (as opposed to information about the party itself).

24. MISCELLANEOUS.

(A) Either party's failure to exercise its rights with respect to a breach of any term, covenant or condition contained herein shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained herein.

(B) If either party brings an action against the other, the prevailing party (as determined by the court or administrative body having jurisdiction over such action) may recover court costs and attorneys' fees and disbursements in such amount as the court or administrative body deems reasonable. Either party shall also be entitled to recover reasonable attorneys' fees and disbursements incurred in connection with a default beyond all applicable notice and grace periods by the other hereunder which does not result in the commencement of any action or proceeding.

(C) Each of Landlord and Tenant acknowledges that it has not relied on any representations or agreements except those expressed herein, and that this Lease contains the entire agreement of the parties. No modification of this Lease shall be binding or valid unless in writing and executed and delivered by both parties. Neither Landlord nor Tenant shall record this Lease or a memorandum hereof without the other's prior written consent. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

(D) The submission of this document for review does not constitute an option, offer or agreement to lease space. This document shall be effective only upon Landlord's and Tenant's execution and Landlord's delivery of same to Tenant. Except as expressly contained herein, neither Landlord nor Landlord's agent has made representations, warranties or promises with respect to the Premises or this Lease. Landlord and Tenant each acknowledge that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance.

(E) This Lease shall be construed in accordance with the laws of the Mexican state in which the Premises is located. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

(F) If any term or provision of this Lease shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(G) Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and, when accompanied by a representative of Tenant, at all reasonable times upon reasonable prior notice for any purpose permitted pursuant to the terms of this Lease, including, without limitation, showing the Premises to prospective purchasers or lenders. Landlord and Landlord's agents and representatives shall have the right to show the Premises to prospective tenants during the last six (6) calendar months of the Term upon reasonable prior notice during reasonable hours and when accompanied by a representative of Tenant.

(H) The parties acknowledge that Landlord owns or will own prior to the commencement of the Term all of Landlord's Park, of which land the Land is but a part, and that Landlord intends to develop the remainder of Landlord's Park with one or more buildings. Tenant acknowledges and understands that construction and related activities may be carried on from time to time near the Premises. Landlord will use commercially reasonable efforts to minimize any interference with Tenant's business operations at the Premises.

(I) All dollar amounts set forth herein are in money of the United States of America.

25. ARBITRATION. Any dispute, controversy or claim arising out of or related to this Lease or a breach hereof, shall be resolved by arbitration in the event that the parties, despite their good faith efforts, are not able to resolve the dispute within 60 days. The arbitration shall be in accordance with the procedural rules of the American Arbitration Association. There shall be one (1) arbitrator who shall be selected by the parties, and if the parties are not able so to select an arbitrator within 30 days after a notice of arbitration is filed, the American Arbitration Association shall appoint an arbitrator from a panel of experienced arbitrators accredited by the American Arbitration Association. The arbitration, including the rendering of the award, shall take place in San Antonio, Texas, United States of America.

The language to be used in the arbitration shall be English, except that the arbitral award shall be issued in both English and Spanish.. Judgment upon the award of arbitrators may be entered and enforced through any competent court of the State of Tamaulipas, Mexico.

26. TRANSLATION. This Lease has been prepared in English, and a Spanish translation may be prepared. The Spanish translation would be for reference purposes only and, in case of conflicts in the translation or interpretation, the English version will control. In the event, however, that for purposes of judicial enforcement of this Agreement, a Spanish translation of this Agreement is required, then a Spanish translation shall be prepared by a court approved expert translator. The parties shall agree on the language of the Spanish translation prepared by the court approved expert translator, and the party seeking enforcement of this Agreement shall pay the cost of such translation.

27.   TELECOMMUNICATIONS EQUIPMENT.

(A) Notwithstanding anything to the contrary contained herein, Landlord hereby grants to Tenant the absolute right, without Landlord's consent, to install, attach to the exterior of the Building, and operate telecommunications equipment, including without limitation, antennae, satellite transmission and/or receiving equipment, and/or microwave dishes ("Telecommunications Equipment") in the area(s) designated on Exhibit A, provided Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof (which approval shall not be unreasonably conditioned, delayed or withheld) prior to commencing any such installation or operation of Telecommunications Equipment.

(B) Tenant hereby covenants and agrees that the installation and operation of the Telecommunications Equipment shall be done (i) at Tenant's sole cost and expense and (ii) in compliance with Laws.

(C) Landlord covenants and agrees to cooperate at Tenant's cost and expense, to obtain any and all permits and licenses necessary of the installation and operations of the Telecommunications Equipment. Furthermore Landlord authorizes Tenant to make application in Landlord's name for any and all permits and licenses required for the installation and operation of the Telecommunications Equipment.

 (D) Landlord covenants and agrees to use commercially reasonable efforts to minimize interference with the Telecommunications Equipment by other tenants in Landlord's Park.

28. TERMINATION OF PRIOR LEASE. Landlord and Tenant hereby terminate, effective as of the Commencement Date, that certain Lease Agreement dated as of December 18, 1998, between Landlord and Tenant with respect to the leasing of a portion of the Building (as amended, the "Prior Lease"), it being the intention of the parties hereto that this Lease supersede and replace the Prior Lease and no further documents or instruments shall be necessary to evidence such termination of the Prior Lease, but each party agrees to execute, acknowledge and deliver such other documents and instruments as may be reasonably necessary or desirable to confirm the foregoing. Landlord and Tenant each agree to release the other from all liability and claims under the Prior Lease, except for (i) any third party claims, (ii) any items of Base Rent and/or other monetary obligations due and payable under the Prior Lease for periods prior to the termination thereof, including such amounts which are not yet ascertainable and/or billed and (iii) obligations of Tenant under the Prior Lease which survive the expiration date thereof or which relate to the condition of the premises leased thereunder as of such expiration date.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth above.


MATAMOROS   INDUSTRIAL   PARTNERS,           IEC  ELECTRONICOS de MEXICO,
L.P., Landlord                               S. de R.L. de C.V., Tenant



By:                                          By:
James Brinkerhoff, Authorized Signatory      Edward Snyder, Authorized Signatory


EXHIBITS

A   Description of the Premises and Common Areas
B   Uso de Suelo
C   Guaranty
D   Rules and Regulations for Landlord's Park
E   Industrial Park Covenants and Restrictions

                                 LEASE AGREEMENT

                                     BETWEEN

                   MATAMOROS INDUSTRIAL PARTNERS, L.P., LANDLORD

                                       AND

               IEC ELECTRONICOS DE MEXICO, S. DE R.L. DE C.V., TENANT



                                Premises Address:

                            Portion of Block 7, Lot 6
                           Parque Industrial del Norte
                           Reynosa, Tamaulipas, Mexico



                            SUMMARY LEASE INFORMATION

GUARANTOR                                IEC Electronics Corp.

PREMISES SIZE                            112,000 square feet

RENTAL RATE ($/MONTH/SF)                 $0.49 per month per sq. ft.

ESCALATION                               CPI based after year two

TERM                                     5 years, with one 5 year renewal option

COMMENCEMENT DATE                        May 1, 2001

EXPIRATION DATE                          April 30, 2006

                                    EXHIBIT B

                                  USO DE SUELO

                                           EXHIBIT C

                                       GUARANTY OF LEASE



In consideration of, and as an inducement to Matamoros Industrial Partners, L.P. ("Landlord") to enter that certain Lease Agreement of even date herewith (as same may be amended or modified, the "Lease") with IEC Electronicos de Mexico,
S. de R.L. de C.V. ("Tenant") for the premises having a street address of Av. Industrial Rio San Juan, Parque Industrial Del Norte, Reynosa, Tamaulipas, Mexico and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned ("Guarantor") hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Lease and any amendments, modifications and other instruments relating thereto; and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if Tenant, its successors and assigns, shall default at any time in the payment of Base Rent, CPI Charges (both as defined in the Lease) or any other sums or charges payable by Tenant under the Lease or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease after the passage of any applicable cure or grace period, Guarantor will, within fifteen (15) days after notice from Landlord, pay to Landlord, its successors and assigns, such Base Rent, CPI Charges and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease.

            Notwithstanding anything to the contrary contained herein, once the Lease is assigned or sublet pursuant to Section 9(C)(iii), the aforementioned guarantee shall be limited to the full and prompt payment of Base Rent and CPI Charges under the Lease. Furthermore, notwithstanding anything to the contrary contained herein, this Guarantee shall terminate and be of no further force and effect in the instances specified in the Lease, including, without limitation, those instances more particularly detailed in Sections 9(C)(i), 9(C)(iv), 11(A), 11(B), and 16 of the Lease.

            Any such Lease obligations which Guarantor is guaranteeing hereunder are sometimes referred to herein as "Liabilities of Tenant."

            Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any default by Tenant which is covered by this Guaranty.

            All moneys available to Landlord for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts and at such time or times as it may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may elect.

            This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that the Lease or any other obligation of Tenant is changed, altered, renewed, extended, continued, surrendered, compromised or waived in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off, in whole or in part, any credit on its books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, and generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing.

            Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, but only until such time as the Liabilities of Tenant shall have been fully discharged, and (b) any and all rights of reimbursement, contribution or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the "Waiver") is given as an inducement to Landlord to enter into the Lease and, in consideration of Landlord's willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Waiver without Landlord's prior written consent. If any amount shall be paid to Guarantor by Tenant on account of any claim set forth at any time when all the Liabilities of Tenant shall not have been paid in full, such amount shall be held in trust by Guarantor for Landlord's benefit, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Landlord to be applied in whole or in part by Landlord against the Liabilities of Tenant, whether matured or unmatured. Except as expressly provided for in the Lease, nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Landlord's right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

            Guarantor hereby expressly waives, except as expressly set forth above, (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Tenant; (c) protest and notice of dishonor or default to any party (other than Guarantor) with respect to any of the Liabilities of Tenant; (d) all other notice to which Guarantor might otherwise be entitled; and (e) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenant's successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Lease.

            This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account. This Guaranty shall constitute a primary obligation of the undersigned.

            Each reference herein to Landlord shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, distributees, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

            No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Landlord to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

            This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

            Guarantor has delivered to Landlord true, correct and complete audited financial statements of Guarantor for the fiscal year 2000 which have been prepared in accordance with generally accepted accounting principles. Guarantor agrees that, within fifteen (15) days after Landlord's request (which request may be given no more than once each calendar year), it shall deliver Landlord accurate, audited financial statements for Guarantor's most recent fiscal year (which is the calendar year) and calendar period for which financial statements have been prepared, which financial statements shall be prepared in accordance with recognized accounting principles and certified by a corporate officer of Guarantor.

            This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of such State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of New York. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, which are incurred by Landlord in the enforcement of this Guaranty.

            All of Landlord's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

            As a further inducement to Landlord to accept the Lease and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

            Except as provided in the Lease, this Guaranty shall not be affected by any assignment of the Lease or sublet of the Premises by Tenant.

            Any notices which either party herein may desire to give to the other shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested or overnight courier and shall be deemed to be given on the third (3rd) business day after the date of posting in a United States Post Office or branch post office, and shall be delivered to Landlord at 518 Seventeenth Street, Suite 1700, Denver, Colorado 80202. Notices for Guarantor(s) shall be sent to the address(es) set forth below. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

            Guarantor represents and warrants to Landlord that each individual executing this Guaranty on behalf of Guarantor is duly authorized to execute and deliver this Guaranty and that this Guaranty is binding upon Guarantor in accordance with its terms.



            IN WITNESS WHEREOF, Guarantor has caused its duly authorized representative the undersigned has executed this Guaranty as of the __ day of March, 2001.


                                   IEC ELECTRONICS CORP., a Delaware corporation



                                   By:  ___________________


                                   EIN:
                                          -     -

                                   Guarantor Notice Address:

                                   IEC Electronics Corp.
                                   105 Norton Street
                                   P.O. Box 271
                                   Newark, New York 14513
                                   Attn: Richard L. Weiss

                                   With a copy to:

                                   Boylan, Brown, Code, Vigdor & Wilson LLP
                                   2400 Chase Square
                                   Rochester, New York  14604
                                   Attn: Justin L. Vigdor, Esq.

                                           EXHIBIT D

                                     RULES AND REGULATIONS



      (1) Security. Landlord may from time to time adopt systems and procedures for the security or safety of Landlord's Park or any persons occupying, using or entering the same, and Tenant shall comply with Landlord's reasonable requirements relating thereto.

      (2) Locks. Tenant shall have the right from time to time to change locks at the Premises, provided that in all cases, Tenant shall, simultaneously with such change, provide keys to Landlord.

      (3) Keys. At the end of the Term, Tenant shall promptly return or provide to Landlord all keys for the Building and Premises.

      (4) Antennas and Aerials. No antenna or aerial shall be erected on the roof or exterior walls of the Building or elsewhere at the Premises without the prior written consent of Landlord. Any antenna or aerial so installed without prior consent shall be subject to removal without notice at any time, and Tenant shall bear all costs of removal and any repairs necessitated by virtue of its attachment to the Building.

      (5) Personal Use of Premises. The Premises shall not be used or permitted to be used for residential lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

(6) Deliveries. Vehicles making deliveries to or pick-ups from the Premises shall not be permitted to park in, block or remain in the Common Areas. Tenant shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to Landlord's Park or the Premises caused by any person making such deliveries or pick-ups.

      (7) Parking. Tenant's employees or other users of the Premises shall not be permitted to park in, block or remain in the Common Areas.

      (8) Furniture and Equipment. Tenant shall insure that furniture, fixtures, equipment and machinery being moved into or out of the Premises is moved in an appropriate manner through appropriate entrances, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building caused thereby.

      (9) Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in Landlord's Park.

      (10) Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense at the Premises, and shall keep the Common Areas free of all refuse generated by Tenant.

      (11) Obstruction. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the Common Areas, or use such locations for any purpose except ingress to and egress from the Premises without Landlord's prior written consent. Landlord may remove, at Tenant's expense, any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

      (12) Proper Conduct. Tenant shall not conduct itself in any manner which is materially inconsistent with the character of Landlord's Park as a first quality park or which will materially impair the comfort and convenience of other tenants in Landlord's Park.

      (13) Employees, Agents and Invitees. In these Rules and Regulations, "Tenant" includes the employees, contractors, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.